SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                   MINNESOTA MINING AND MANUFACTURING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

LIVIO D. DESIMONE
Chairman of the Board and
Chief Executive Officer




March 26, 1999                                                         [LOGO] 3M




Dear Stockholder:

We cordially invite you to attend the 1999 Annual Meeting of Stockholders, which will be held on Tuesday, May 11, 1999, at 10 a.m., at the RiverCentre (formerly the St. Paul Civic Center), 175 West Kellogg Boulevard, St. Paul, Minnesota.

The notice of the meeting and the proxy statement on the following pages cover the formal business of the meeting. The meeting will consider the election of directors, the ratification of the appointment of independent auditors for 1999, and the proposed amendments to the existing Executive Profit Sharing Plan. I will report on current operations and discuss our plans for growth. We also will leave plenty of time for your questions and comments.

The fine attendance of our stockholders at annual meetings over the years has been very helpful in maintaining good communications and understanding. We sincerely hope you will be able to be with us.

Please vote your proxy via the Internet or by telephone as described in the enclosed voting instructions or date, sign, and return the enclosed proxy card in the envelope provided so that your shares will be voted at the Annual Meeting. YOUR ATTENDANCE CARDS TO THE 1999 ANNUAL MEETING ARE LOCATED ON THE BACK COVER.



Cordially,


/s/ L. DeSimone

                   MINNESOTA MINING AND MANUFACTURING COMPANY
                      3M CENTER, ST. PAUL, MINNESOTA 55144



                            NOTICE OF ANNUAL MEETING
                     OF STOCKHOLDERS TO BE HELD MAY 11, 1999




To the Stockholders of
Minnesota Mining and Manufacturing Company:



     The Annual Meeting of Stockholders of Minnesota Mining and Manufacturing Company will be held on Tuesday, May 11, 1999, at 10 a.m., at the RiverCentre (formerly the St. Paul Civic Center), 175 West Kellogg Boulevard, St. Paul, Minnesota, for the following purposes:

     1. To elect three directors of the Company to the 2002 Class and one director of the Company to the 2000 Class (see page 3 of the proxy statement).

     2. To ratify the appointment of PricewaterhouseCoopers LLP, independent auditors, to audit the consolidated financial statements of the Company for the year 1999 (page 22).

     3. To consider adoption of amendments to the Executive Profit Sharing Plan (page 22).

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed March 12, 1999, as the record date for the determination of stockholders entitled to vote at the Annual Meeting and to receive notice thereof. The transfer books of the Company will not be closed. Examination of the list of stockholders entitled to vote can be arranged at the office of Roger P. Smith, Secretary, 3M Center, St. Paul, Minnesota, during the period of ten days prior to the meeting.

     Stockholders are encouraged to vote their proxy via the Internet or by telephone as described in the enclosed voting instructions or date, sign, and return the enclosed proxy card in the enclosed envelope, to which no postage need be affixed if mailed in the United States. YOUR ATTENDANCE CARDS TO THE 1999 ANNUAL MEETING ARE LOCATED ON THE BACK COVER.


                                                 /s/ Roger P. Smith

                                                 ROGER P. SMITH
                                                 SECRETARY

March 26, 1999

CONTENTS


 Notice of Annual Meeting of Stockholders ............................   i

 Proxy Statement .....................................................   1

*Item 1. Election of Directors .......................................   3

 Directors' Compensation .............................................   7

 Committees of the Board of Directors ................................   8

 Information as to Executive Officers ................................   9

 Compensation Committee Report on Executive Compensation .............  10

 Executive Compensation -- Summary Compensation Table ................  14

 Stock Options Table .................................................  17

 Option Exercises and Year-End Value Table ...........................  18

 Long-Term Incentive Plan Awards Table ...............................  19

 Pension Plan Table ..................................................  20

 3M Stock Performance Graph ..........................................  21

 Transactions with Management ........................................  22

 Section 16(a) Beneficial Ownership Reporting Compliance .............  22

*Item 2. Ratification of Independent Auditors ........................  22

*Item 3. Proposed Executive Profit Sharing Plan ......................  22

 Other Matters .......................................................  24

 Submission of Stockholder Proposals for 2000 Annual Meeting .........  24

 Exhibit A -- Proposed Executive Profit Sharing Plan ................. A-1

*To be voted on at the meeting

                   MINNESOTA MINING AND MANUFACTURING COMPANY
                      3M CENTER, ST. PAUL, MINNESOTA 55144
                                 March 26, 1999


             PROXY STATEMENT FOR 1999 ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON TUESDAY, MAY 11, 1999

     The Board of Directors is soliciting proxies to be used at the Annual Meeting of Stockholders on Tuesday, May 11, 1999, at 10 a.m., and at all adjournments thereof, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. The Company anticipates that the proxy statement and the form of proxy enclosed will first be sent to its stockholders on or about March 26, 1999.

WHO CAN VOTE

     Only stockholders of record at the close of business on March 12, 1999, are entitled to vote at the Annual Meeting. As of February 26, 1999, the Company had outstanding and entitled to vote 402,390,382 shares of common stock with par value of $0.50 per share. The 69,626,146 shares of common stock in the Company's treasury on that date will not be voted.

HOW YOU CAN VOTE BY PROXY

     If you are a registered stockholder (you hold your stock in your own name), you may vote by one of the following methods:

     * VIA THE INTERNET, by going to the web address http://www.eproxy.com/mmm/ and following the enclosed instructions for Internet voting;

     * TELEPHONE VOTING, by dialing 1-800-240-6326 and following the enclosed instructions for telephone voting;

     *    PROXY CARD, by completing and mailing the enclosed proxy card.

     If you return your signed proxy card or use Internet or telephone voting before the Annual Meeting, we will vote your shares as you direct. You have three choices on each matter to be voted upon. For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees, or (3) all of the nominees except those you designate. See "Item 1. Election of Directors." For each of the other items, you may vote "FOR," "AGAINST," or "ABSTAIN" from voting.

     IF YOU DO NOT SPECIFY ON YOUR PROXY CARD OR THROUGH INTERNET OR TELEPHONE PROMPTS HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES, "FOR" RATIFICATION OF INDEPENDENT AUDITORS, AND "FOR" ADOPTION OF THE EXECUTIVE PROFIT SHARING PLAN, AND AS OTHERWISE RECOMMENDED BY THE NAMED PROXIES ON ANY OTHER MATTER PROPERLY BEFORE THE MEETING.

     If your shares are held in "street name" (through a broker or other nominee), you will need to contact your broker or other nominee to determine whether you will be able to vote electronically via the Internet or by telephone.

HOW YOU MAY REVOKE OR CHANGE YOUR VOTE

     You can revoke your proxy at any time before it is voted at the Annual Meeting by:

     (1)  Sending written notice of revocation to the Secretary;

     (2) Submitting another proper proxy with a more recent date than that of the proxy first given by (i) following the Internet voting instructions, or (ii) following the telephone voting instructions, or
          (iii) by signing and returning a proxy card to the Company; or

     (3)  Attending the Annual Meeting and voting in person.

     Another person at the meeting may also represent you by executing a proper proxy designating that person.

VOTES REQUIRED/VOTING PROCEDURES

     The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting. All other matters submitted to the stockholders will require the affirmative vote of a majority of the shares of the Company's common stock present or represented and entitled to vote at the Annual Meeting.

     Abstentions and broker non-votes (described below) will be counted as present or represented at the Annual Meeting for purposes of determining whether a quorum exists. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be present or represented and entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained and therefore will have no effect on the outcome of the vote on any such matter. Proxies submitted by brokers that do not indicate a vote for some of the proposals because the brokers don't have discretionary voting authority and haven't received instructions from the beneficial owners on how to vote on those proposals are called "broker non-votes."

DIVIDEND REINVESTMENT PLAN AND OTHER PLANS

     Shares held for the account of persons participating in the Company's dividend reinvestment plan will be voted automatically in accordance with the vote indicated by the stockholder of record on the proxy. If no choice is indicated, both record shares and shares held in the Company's dividend reinvestment plan will be voted "FOR" Items 1, 2, and 3. If the stockholder does not vote the shares held of record, the individual's shares held in the dividend reinvestment account will not be voted.

     If a stockholder is a participant in the Company's Voluntary Investment Plan, Employee Stock Ownership Plan, or Savings Plan, participants may direct the trustee how to vote the number of shares allocated to the participant's account.

     The trustee of the Employee Stock Ownership Plan also votes allocated shares of common stock for which it has not received direction, as well as shares not allocated to individual participant accounts, in the same proportion as directed shares are voted. If voting instructions are invalid or if the proxy card is not returned by the specified date, the trustee will vote the shares held in the stockholder's Savings Plan and Voluntary Investment Plan accounts as directed by the Board of Directors.

COSTS OF SOLICITATION

     The Company will bear the cost of preparing, printing, and mailing material in connection with this solicitation of proxies. In addition to mailing material, regular employees of the Company may make solicitations personally and by telephone. The Company intends to reimburse brokerage firms, banks, and others for their reasonable out-of-pocket expenses, including clerical expenses, related to forwarding proxy material to beneficial owners of stock or otherwise in connection with this solicitation of proxies. The Company has retained Georgeson & Co., Inc., to assist in the solicitation at a cost of approximately $15,000, plus reasonable out-of-pocket expenses.

CONFIDENTIAL VOTING

     The Company's Board of Directors has adopted a policy that all stockholder proxies, ballots, and tabulations that identify stockholders are to be maintained in confidence. No such document shall be available for examination, nor shall the identity and vote of any stockholder be disclosed, except as may be necessary to meet applicable legal requirements and to allow the inspectors of election to certify the results of the stockholder vote. The policy also provides that inspectors of election for stockholder votes shall be independent and shall not be employees of the Company.

ANNUAL REPORT

     The 1998 Annual Report to Stockholders, which includes the consolidated financial statements of the Company for the year ended December 31, 1998, was mailed on or about March 26, 1999, to all stockholders entitled to vote at the annual meeting.

ITEM 1. ELECTION OF DIRECTORS

NUMBER OF NOMINEES AND CLASSIFICATION

     The Restated Certificate of Incorporation of the Company, as amended, and the Bylaws of the Company, as amended, provide that the Board of Directors shall consist of such number of directors as shall be fixed from time to time by resolution of the Board of Directors. At its meeting of February 8, 1999, the Board of Directors fixed the number of directors constituting the entire Board at eleven, effective as of the date of the 1999 Annual Meeting.

     The Restated Certificate of Incorporation divides the Board into three classes. Five directors have terms of office that expire at the 1999 Annual Meeting, and three of the five directors are standing for reelection for a three-year term as members of the 2002 Class. These are Rozanne L. Ridgway, Frank Shrontz, and Louis W. Sullivan. Although Allen E. Murray, the fourth director in the 1999 Class, has reached normal retirement age, the Board has asked Mr. Murray to serve one more year. As a result of the Board's request, Mr. Murray is standing for reelection at the 1999 Annual Meeting as a member of the 2000 Class. Ronald A. Mitsch, the fifth director in the 1999 Class, has elected to take early retirement and is not standing for reelection at the 1999 Annual Meeting. The four incumbent directors in the 2000 Class are continuing to serve until the 2000 Annual Meeting. The three incumbent directors in the 2001 Class are continuing to serve until the 2001 Annual Meeting.

     All nominees for election to the Board of Directors to the 2002 Class at the 1999 Annual Meeting will be elected for a term of three years and shall serve until their terms expire at the 2002 Annual Meeting or until their successors are duly elected and have been qualified.

     The persons named as proxies intend to vote the proxies for the election of the four nominees to the Board of Directors. If any of the nominees should be unavailable to serve as a director, an event which is not anticipated, the persons named as proxies reserve full discretion to vote for any other persons who may be nominated.

INFORMATION AS TO NOMINEES AND INCUMBENT DIRECTORS

     The nominees and incumbent directors, their age, principal occupation or position with the Company (shown in italics), experience, the year first elected as a director, and common stock beneficially owned on February 26, 1999, are shown on the following pages.

     "Shares Held" include: stock held in joint tenancy, stock owned as tenants in common, stock owned or held by spouse or other members of the nominee's household, and stock in which the nominee either has or shares voting and/or investment power, even though the nominee disclaims any beneficial interest in such stock. Options exercisable within 60 days after February 26, 1999, are shown separately.

     "Shares Held as Deferred Stock" by nonemployee directors represent the number of shares of the Company's common stock, as of December 31, 1998, which the directors will receive upon termination of membership on the Board of Directors for any reason. These shares result from the voluntary election by the nonemployee directors to defer the payment of directors' fees otherwise payable in cash into such deferred stock. No shares of common stock have as yet been issued, and the directors have neither voting nor investment powers in these shares of deferred stock.

     As of February 26, 1999, executive officers and directors as a group "beneficially owned" 692,124 shares. Executive officers held options exercisable within 60 days after that date for 1,135,482 shares. All officers and directors as a group owned beneficially less than one-half of one percent (0.5%) of the outstanding common stock of the Company.

     None of the nominees or incumbent directors is related to any other nominee or to any executive officer of the Company or its subsidiaries by blood, marriage, or adoption. Except for current employees of the Company and Dr. Mitsch who retired on November 1, 1998, no nominee or incumbent director has been an employee of the Company within the past five years.

     During 1998, the Company retained the law firm of Gibson, Dunn & Crutcher LLP, with regard to various legal matters. Mrs. Peters is a partner in this firm.

NOMINEES FOR ELECTION TO THE 2002 CLASS:

[PHOTO] ROZANNE L. RIDGWAY, 63, FORMER ASSISTANT SECRETARY OF STATE FOR EUROPE AND CANADA; MEMBER OF THE BOARD ORGANIZATION AND COMPENSATION COMMITTEES. Ambassador Ridgway served in the U.S. Foreign Service from 1957 to 1989, including assignments as Ambassador for Oceans and Fisheries Affairs, Ambassador to Finland and to the German Democratic Republic, and from 1985 and until her retirement in 1989, Assistant Secretary of State for European and Canadian Affairs. Ambassador Ridgway served as President until 1992 and Co-Chair until 1996 of the Atlantic Council of the United States, an association to promote better understanding of major foreign policy issues. She is a director of Bell Atlantic Corporation, The Boeing Company, Emerson Electric Co., RJR Nabisco, Sara Lee Corporation, and Union Carbide Corporation. She is also chair of The Baltic-American Enterprise Fund.

               DIRECTOR SINCE 1989    SHARES HELD..........................1,275
                                      SHARES HELD AS DEFERRED STOCK.......11,867


[PHOTO] FRANK SHRONTZ, 67, CHAIRMAN EMERITUS, THE BOEING COMPANY, MANUFACTURER AND SELLER OF AIRCRAFT AND RELATED PRODUCTS; MEMBER OF THE COMPENSATION AND PUBLIC ISSUES COMMITTEES. Mr. Shrontz joined The Boeing Company in 1958. In 1973, he left Boeing to serve as Assistant Secretary of the Air Force and became Assistant Secretary of Defense in 1976. In 1977, Mr. Shrontz returned to Boeing. After several assignments, he was named President and a member of the Board of Directors of Boeing in 1985. In 1986, he was named Chief Executive Officer and, in 1988, Chairman of the Board. Mr. Shrontz retired from Boeing in 1997. Mr. Shrontz is a director of Boise Cascade Corporation, Chevron Corporation, and a citizen regent on the Smithsonian Institution's Board of Regents. He is also a member of The Business Council.

               DIRECTOR SINCE 1992    SHARES HELD..........................3,031
                                      SHARES HELD AS DEFERRED STOCK........5,461


[PHOTO] LOUIS W. SULLIVAN, 65, PRESIDENT, MOREHOUSE SCHOOL OF MEDICINE, ATLANTA, GEORGIA; MEMBER OF THE AUDIT AND PUBLIC ISSUES COMMITTEES. Since completion of his medical training, Dr. Sullivan has held both professional and administrative positions in health care facilities and medical training institutions. He joined Morehouse College as Professor of Biology and Medicine in 1975 and was the founding dean and director of the Medical Education Program at the college. He was named President of Morehouse School of Medicine in 1981. He served as Secretary, United States Department of Health and Human Services, from 1989 to 1993. He returned to Morehouse School of Medicine in 1993. Dr. Sullivan is a director of Bristol-Myers Squibb Company, CIGNA Corporation, Equifax, Inc., General Motors Corporation, Georgia-Pacific Corporation, and Household International. He is also a director of the Boy Scouts of America and a trustee of the Little League Foundation.

               DIRECTOR SINCE 1993    SHARES HELD..........................1,718
                                      SHARES HELD AS DEFERRED STOCK........3,543

NOMINEE FOR ELECTION TO THE 2000 CLASS:

[PHOTO] ALLEN E. MURRAY, 70, RETIRED CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, MOBIL CORPORATION, PETROLEUM EXPLORATION, MANUFACTURING AND MARKETING OF PETROLEUM AND PETROLEUM-BASED PRODUCTS, FAIRFAX, VIRGINIA; MEMBER OF THE COMPENSATION AND PUBLIC ISSUES COMMITTEES. Mr. Murray has been a director of Mobil Corporation since 1977. He was Chairman of the Board, President, and Chief Executive Officer from 1986 until 1993; and Chairman of the Board and Chief Executive Officer until March 1994. He retired from Mobil in 1994. He is a director of Metropolitan Life Insurance Company, Lockheed Martin Corporation, Morgan Stanley Dean Witter & Co., and St. Francis Hospital Foundation. He is also an honorary director of the American Petroleum Institute; a trustee of New York University; and a member of The Business Council and the Council on Foreign Relations.

               DIRECTOR SINCE 1985    SHARES HELD..........................3,065
                                      SHARES HELD AS DEFERRED STOCK.......15,323

INCUMBENT DIRECTORS IN THE 2001 CLASS:

[PHOTO] EDWARD A. BRENNAN, 65, RETIRED CHAIRMAN OF THE BOARD, PRESIDENT, AND CHIEF EXECUTIVE OFFICER, SEARS, ROEBUCK AND CO., A DIVERSIFIED COMPANY ENGAGED IN MERCHANDISING, CHICAGO, ILLINOIS; CHAIRMAN OF THE COMPENSATION COMMITTEE AND MEMBER OF THE BOARD ORGANIZATION COMMITTEE. Mr. Brennan joined Sears in 1956. He was an Executive Vice President, 1978 to 1980; President and Chief Operating Officer for merchandising, 1980; Chairman and Chief Executive Officer, Sears Merchandise Group, 1981 to 1984; President and Chief Operating Officer, 1984 through 1985; and was elected Chairman of the Board and Chief Executive Officer of Sears, Roebuck and Co. in 1986. Mr. Brennan retired from Sears in 1995. He is a director of The Allstate Corporation, Morgan Stanley Dean Witter & Co., AMR Corporation, Unicom Corporation, Dean Foods Company, and The SABRE Group Holdings, Inc. He also is Chairman of the Board of Trustees of DePaul University and Chairman of the Board of Trustees of Rush-Presbyterian-St. Luke's Medical Center, and a member of The Business Council.

               DIRECTOR SINCE 1986    SHARES HELD..........................4,817
                                      SHARES HELD AS DEFERRED STOCK........9,713

[PHOTO] LIVIO D. DESIMONE, 62, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER; CHAIRMAN OF THE BOARD ORGANIZATION AND FINANCE COMMITTEES. Mr. DeSimone joined 3M as a process engineer with 3M Canada in 1957. He served in various international and subsidiary capacities until his appointment in 1971 as Managing Director of 3M Brazil. In 1975, he served as General Manager, Building Service and Cleaning Products Division, before being appointed Area Vice President, Latin America. Mr. DeSimone was elected Vice President, Abrasives, Adhesives, Building Service and Chemicals Group in 1979; Executive Vice President, Life Sciences Sector in 1981; Executive Vice President, Industrial and Consumer Sector in 1984; Executive Vice President, Industrial and Electronic Sector in 1987; Executive Vice President, Information and Imaging Technologies Sector in 1989; and Chairman of the Board and Chief Executive Officer in 1991. He is a director of Cargill, Incorporated, Dayton Hudson Corporation, General Mills, Inc., and Vulcan Materials Company. He is also a director of National Junior Achievement, Inc., a trustee of the University of Minnesota Foundation, and a member of the Board of Governors of The Nature Conservancy.

               DIRECTOR SINCE 1986    SHARES HELD.......................208,632*

               * INCLUDES 59,931 SHARES OF PROFIT SHARING STOCK HELD BY THE
                 COMPANY AND SUBJECT TO FORFEITURE. NOT INCLUDED ARE OPTIONS EXERCISABLE WITHIN 60 DAYS: 1,745 SHARES AT $57.27 PER SHARE; 1,586 SHARES AT $63.04 PER SHARE; 70,897 SHARES AT $83.95 PER SHARE; 122,890 SHARES AT $87.35 PER SHARE; AND 90,000 SHARES AT $91.70 PER SHARE.

[PHOTO] F. ALAN SMITH, 67, CHAIRMAN OF ADVANCED ACCESSORY SYSTEMS, INC., SUPPLIER OF AUTOMOTIVE ACCESSORIES; CHAIRMAN OF MACKIE AUTOMOTIVE SYSTEMS, AUTOMOTIVE SEQUENCING AND SUB-ASSEMBLY COMPANY; RETIRED EXECUTIVE VICE PRESIDENT AND DIRECTOR, GENERAL MOTORS CORPORATION, MANUFACTURER AND SELLER OF AUTOMOBILES AND AUTOMOTIVE PRODUCTS, DETROIT, MICHIGAN; CHAIRMAN OF THE AUDIT COMMITTEE AND MEMBER OF THE PUBLIC ISSUES COMMITTEE. Mr. Smith was a director of General Motors Corporation from 1981 until his retirement in 1992. He joined General Motors in 1956. He was Treasurer, 1973 to 1975; Vice President, Finance, 1975 to 1978; Vice President of General Motors Corporation and President and General Manager of General Motors of Canada Limited, 1978 to 1981; Executive Vice President, Finance, 1981 to 1988. In 1988, he was elected Executive Vice President, Operating Staffs and Public Affairs and Marketing Staffs. He is a director of TransPro, Inc. and a trustee of the Florida Institute of Technology.

               DIRECTOR SINCE 1986    SHARES HELD..........................5,715
                                      SHARES HELD AS DEFERRED STOCK.......13,481

INCUMBENT DIRECTORS IN THE 2000 CLASS:

[PHOTO] RONALD O. BAUKOL, 61, EXECUTIVE VICE PRESIDENT, INTERNATIONAL OPERATIONS; MEMBER OF THE FINANCE COMMITTEE. Mr. Baukol joined 3M as an engineer in the Medical Products Division laboratory in 1966 and served there until 1970, at which time he took leave to serve as a White House Fellow and later with the Environmental Protection Agency in Washington, D.C. Upon his return to 3M in 1972, he served in several general management capacities in 3M's health care businesses until being appointed General Manager of Riker Laboratories, Inc. in 1982. In 1984, Mr. Baukol was appointed Vice President and General Manager, Riker Laboratories, Inc. and in 1986, Chairman and Chief Executive, 3M United Kingdom PLC. He was elected Group Vice President, Pharmaceutical and Dental Products Group in 1989; Group Vice President, Medical Products Group in 1990; Vice President, Asia Pacific in 1991; Vice President, Asia Pacific, Canada and Latin America in 1994; and Executive Vice President, International Operations in 1995. Mr. Baukol is a director of Graco, Inc. and The Toro Company. He is a trustee of the United States Council for International Business and a Governor of the Iowa State University Foundation.

               DIRECTOR SINCE 1996    SHARES HELD........................43,412*

               * INCLUDES 3,526 SHARES OF PROFIT SHARING STOCK HELD BY THE
                 COMPANY AND SUBJECT TO FORFEITURE. NOT INCLUDED ARE OPTIONS EXERCISABLE WITHIN 60 DAYS: 1,745 SHARES AT $57.27 PER SHARE; 1,586 SHARES AT $63.04 PER SHARE; 14,304 SHARES AT $83.95 PER SHARE; 25,316 SHARES AT $87.35 PER SHARE; AND 22,600 SHARES AT $91.70 PER SHARE.

[PHOTO] EDWARD R. MCCRACKEN, 55, CHAIRMAN OF THE BOARD, THE PRASAD PROJECT; FORMER CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, SILICON GRAPHICS, INC., SUPPLIER OF SYSTEMS AND COMPONENTS FOR HIGH PERFORMANCE COMPUTING SOLUTIONS. MEMBER OF THE AUDIT AND BOARD ORGANIZATION COMMITTEES. Mr. McCracken was employed for sixteen years at Hewlett-Packard Company prior to joining Silicon Graphics, Inc. in 1984 as its President and Chief Executive Officer. In 1994, he was elected Chairman and Chief Executive Officer. Mr. McCracken retired from Silicon Graphics, Inc. in 1998. He is a director of National Semiconductor Corporation and Tularik, Inc. He is Chairman of PRASAD America, a charitable foundation; former co-chair of The United States Advisory Council on the Information Infrastructure and Silicon Valley Network, Inc.; and a Governor of the Iowa State University Foundation.

               DIRECTOR SINCE 1997    SHARES HELD............................320
                                      SHARES HELD AS DEFERRED STOCK........1,936

[PHOTO] W. GEORGE MEREDITH, 55, EXECUTIVE VICE PRESIDENT, CORPORATE SERVICES AND SUPPLY CHAIN MANAGEMENT; MEMBER OF THE FINANCE COMMITTEE. Mr. Meredith joined 3M United Kingdom PLC in 1967 as a research supervisor and served in several materials control, distribution, and manufacturing capacities in Europe and the United Kingdom before being appointed Managing Director, Riker, United Kingdom, in 1980. In 1983, Mr. Meredith was appointed Managing Director, 3M Health Care, United Kingdom; in 1986, General Manager, Riker Laboratories, Inc.; and in 1989, Division Vice President, Pharmaceuticals Division. He was elected Group Vice President, Pharmaceutical and Dental Products Group in 1990; Group Vice President, Pharmaceuticals, Dental and Disposable Products Group in 1991; and Executive Vice President, Life Sciences Sector and Corporate Services in 1995. Mr. Meredith is a trustee of Battelle Memorial Institute.

               DIRECTOR SINCE 1996    SHARES HELD........................34,279*

               * INCLUDES 2,315 SHARES OF PROFIT SHARING STOCK HELD BY THE
                 COMPANY AND SUBJECT TO FORFEITURE. NOT INCLUDED ARE OPTIONS EXERCISABLE WITHIN 60 DAYS: 2,073 SHARES AT $48.24 PER SHARE; 1,837 SHARES AT $54.41 PER SHARE; 1,745 SHARES AT $57.27 PER SHARE; 12,259 SHARES AT $63.04 PER SHARE; 6,532 SHARES AT $65.77 PER SHARE; 9,229 SHARES AT $83.95 PER SHARE; 16,401
                 SHARES AT $87.35 PER SHARE; AND 22,600 SHARES AT $91.70 PER SHARE.

[PHOTO] AULANA L. PETERS, 57, PARTNER, GIBSON, DUNN & CRUTCHER LLP, A LAW FIRM, LOS ANGELES, CALIFORNIA; MEMBER OF THE AUDIT AND BOARD ORGANIZATION COMMITTEES. Mrs. Peters joined Gibson, Dunn & Crutcher as an Associate in 1973. In 1980, she was named a Partner in the firm and continued in the practice of law until 1984, when she accepted an appointment as Commissioner of the Securities and Exchange Commission. In 1988, after serving four years as Commissioner, she returned to the private practice of law as Partner in the Gibson, Dunn & Crutcher firm. Mrs. Peters is a member of the American and Los Angeles County Bar Associations, the Regulatory Advisory Committee of the New York Stock Exchange, and the Legal Advisory Panel for the National Association of Securities Dealers. She is also a director of Merrill Lynch & Co., Inc., Mobil Corporation, Northrop Grumman Corp., and Callaway Golf Company.

               DIRECTOR SINCE 1990    SHARES HELD............................865
                                      SHARES HELD AS DEFERRED STOCK........9,732

DIRECTORS' COMPENSATION

     Directors who are not employed by the Company received in 1998 an annual fee of $70,000 and Messrs. Brennan and Smith received additional fees of $5,500 per year for serving as Committee chairs. Nonemployee directors are paid $1,800 for attendance at meetings of the Board of Directors and $1,200 for attendance at meetings of Committees of the Board. No directors' fees are paid to directors who were also employees of the Company.

     Pursuant to the terms of the Company's 1992 Directors Stock Ownership Program, nonemployee directors received $45,000 of the total annual retainer of $70,000 in common stock of the Company. Nonemployee directors may elect to defer payment of all or a portion of the foregoing fees payable in cash through a deferred cash or common stock equivalents account, and fees payable in stock through a deferred common stock equivalents account. The nonemployee directors also may elect to receive common stock of the Company, on a current basis, at current fair market value, in lieu of cash retainer and meeting fees. Information regarding accumulated deferred stock is set forth in the director biographical materials on pages 4 through 7.

COMMITTEES OF THE BOARD OF DIRECTORS

     During 1998, the Board of Directors met six times and various Committees of the Board met as indicated below. The Audit, Compensation, Board Organization, and Public Issues Committees are standing Committees of the Board. Each director attended all of the Board meetings and the meetings of Board Committees on which the director served.

AUDIT COMMITTEE

      Members: F. Alan Smith (Chair), Edward R. McCracken, Aulana L. Peters, and Dr. Louis W. Sullivan.

      Number of meetings in 1998: Four.

      Functions:

          *    Oversees internal controls, audits, and financial reporting;

          * Recommends the appointment of independent auditors, subject to stockholder approval, and oversees their independence;

          * Consults with the independent auditors, reviews and approves the scope of the annual audit, including fees and staffing, and approves nonaudit services provided by the auditors;

          * Reviews findings and recommendations of the independent auditors and management's response; and

          * Reviews compliance with the Company's ethical business practices policy.

COMPENSATION COMMITTEE

      Members: Edward A. Brennan (Chair), Allen E. Murray, Rozanne L. Ridgway, and Frank Shrontz.

      Number of meetings in 1998: Four.

      Functions:

          * Reviews compensation policies of the Company to ensure they provide appropriate motivation for corporate performance and increased shareholder value; and

          * Determines compensation policy for executive officers and approves compensation changes for senior executive officers, and administers management stock option plans and performance based executive compensation plans.

BOARD ORGANIZATION COMMITTEE

      Members: Livio D. DeSimone (Chair), Edward A. Brennan, Edward R. McCracken, Aulana L. Peters, and Rozanne L. Ridgway.

      Number of meetings in 1998: Three.

      Functions:

          * Selects and recommends candidates to the Board of Directors to be submitted for election at the Annual Meeting. The Board of Directors has adopted criteria with respect to its membership and the Committee will consider candidates recommended by stockholders or others in light of these criteria. Subject to the notice requirements in the Bylaws, a stockholder may submit the name of a proposed nominee by writing to the Office of the Secretary, Minnesota Mining and Manufacturing Company, 3M Center, St. Paul, Minnesota 55144;

          * Reviews and makes recommendations to the Board of Directors concerning the composition and size of the Board and its Committees, frequency of meetings, directors' fees, and similar subjects;

          * Reviews and makes recommendations concerning retirement and tenure policy for Board membership, recommends proxies for meetings at which directors are elected, audits programs for senior management succession; and

          *    Deals with corporate governance issues.

PUBLIC ISSUES COMMITTEE

      Members: Dr. Ronald A. Mitsch (Chair), Allen E. Murray, Frank Shrontz,
      F. Alan Smith, and Dr. Louis W. Sullivan.

      Number of meetings in 1998: Three.

      Functions:

          *    Reviews public policy and social trends affecting the Company;

          *    Monitors the Company's corporate citizenship activities; and

          * Evaluates Company policies and programs to enable the Company to respond appropriately to its social responsibilities and the public interest in the conduct to its businesses, including activities related to the improvement of the environment and community relations.

INFORMATION AS TO EXECUTIVE OFFICERS

     On the same basis as the "shares held" information provided on the previous pages for nominees and incumbent directors, the following represents shares of the Company's common stock held by the six executive officers named in the Summary Compensation Table on page 14. Options exercisable within 60 days after February 26, 1999, are shown separately.

--------------------------------------------------------------------------------
                                                                    OPTIONS
   NAME AND PRINCIPAL POSITION               SHARES HELD (1)     EXERCISABLE (2)
   ---------------------------               ---------------     ---------------
   Livio D. DeSimone,
    Chairman of the Board and
    Chief Executive Officer                   208,632             287,118

   Ronald A. Mitsch,
    Vice Chairman of the Board and
    Executive Vice President
    (Retired effective November 1, 1998)       63,336             223,998

   Ronald O. Baukol,
    Executive Vice President                   43,412              65,551

   Giulio Agostini,
    Senior Vice President                      30,401              86,037

   W. George Meredith,
    Executive Vice President                   34,279              72,676

   Charles E. Kiester,
    Senior Vice President                      38,629              65,956
--------------------------------------------------------------------------------

(1) The "shares held" include shares of Profit Sharing Stock held by the Company and subject to forfeiture, as more fully described in footnote 3 on page 15 of this proxy statement.

(2) Option prices for these shares range from $42.50 to $93.35 per share.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report was prepared at the direction of the Compensation Committee of the Board of Directors (the "Committee"), which is composed entirely of nonemployee directors of the Company. The Committee establishes and periodically reviews compensation levels and policies for the Chief Executive Officer ("CEO") and other executive officers and authorizes short-term and long-term compensation in the form of cash or stock. The current members of the Committee are Edward A. Brennan, who serves as Chairman, Allen E. Murray, Rozanne L. Ridgway, and Frank Shrontz.

COMPENSATION OBJECTIVES

     The executive compensation program is designed to align total compensation with the Company's strategic objectives and ensure that payouts are driven by Company performance and employee contribution to the Company. Executive compensation is linked to Company performance compared to specific financial and non-financial objectives. These objectives range from achieving earnings and sales growth targets to upholding the Company's Statement of Corporate Values (which include customer satisfaction through superior quality and value, attractive investor return, ethical business conduct, respecting the environment, and fostering employee pride in the Company).

     In determining the amount and type of executive compensation, the Committee seeks to achieve the following objectives:

     * To attract, motivate, and retain talented, competent, and resourceful executive officers by providing competitive compensation.

     *    To encourage executives to hold significant amounts of Company stock.

     * To require that a substantial portion of executive compensation is "at risk" by being tied to quantifiable short-term and long-term measures of the Company's performance.

PROCESS OF ESTABLISHING COMPENSATION

     The Committee begins the process of establishing the amount of compensation for the CEO and other executive officers by reviewing compensation surveys of selected companies. Independent consultants specializing in executive compensation primarily conduct the surveys. The Company, in consultation with the independent consultants, selects the companies included in the compensation surveys. These companies consist of large industrial companies that are most likely to be competitors for executive talent. The objective of the Committee is to use the survey data to establish a competitive level of total compensation. The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in a group established to compare shareholder returns. Thus, the group of companies for purposes of the compensation surveys is not the same as the peer group index (DJIA and S&P 500) in the Comparison of Five-Year Cumulative Total Return graph included on page 21 of this proxy statement.

     The Committee does not target any specific quartile of the survey data for total compensation or any component of total compensation (e.g., base salary, profit sharing, performance unit plan, or stock options). The Committee's objective of maintaining the total compensation at a competitive level has resulted in short-term compensation (base salary and profit sharing cash) and long-term compensation (performance unit plan, profit sharing stock, and stock options) being at or very close to the median.

     After the Committee has established the amount of total compensation for the CEO and other executive officers, the Committee next determines what percent of the total compensation should be allocated to short-term compensation in the form of base salary and profit sharing cash and long-term compensation in the form of the performance unit plan, profit sharing stock, and stock options. This determination is subjective, but is based on information from the compensation surveys and the objectives for executive compensation referred to above. It is the Committee's long-standing policy that variable, at-risk compensation, both short-term and long-term, should make up a significant portion of executive compensation. Depending upon the level of the executive, the Committee targets between 65 percent and 85 percent of executive compensation to be variable and at risk by being tied to quantifiable measures of the Company's performance.

ELEMENTS OF THE COMPENSATION PROGRAM

     Each of the components of short-term and long-term executive compensation is described in greater detail below.

BASE SALARY

     The Committee establishes base salaries annually in relation to base salaries paid by the selected companies from the compensation surveys. Base salaries may be adjusted from time to time according to guidelines established for all employees to reflect increased salary levels within the group, increased responsibilities, or individual performance. This is the only component of executive compensation that is not variable.

PROFIT SHARING

     Profit sharing is variable compensation based on quarterly performance measurements for the Company and is used to focus management attention on profits and the effective use of assets. The Committee, as part of the overall compensation, determines the number of profit sharing units granted to the CEO and executive officers to achieve the appropriate ratio between short-term, performance-based compensation and other forms of compensation, and to reflect the level of responsibility of the respective executive officer.

     The amount payable with respect to each profit sharing unit has in the past been determined by dividing the Company's consolidated quarterly net income, less a quarterly reserve of two and one-half percent of stockholders' equity (or ten percent on an annual basis), by the number of outstanding shares of the Company's common stock. No amount would be payable under the profit sharing plan if the Company's quarterly net income had been equal to or less than the quarterly reserve of two and one-half percent return on stockholders' equity. Profit sharing payments are subject to limitations when individual amounts exceed specified relationships to base salary.

     The Compensation Committee has approved changes to the performance criteria used to determine variable compensation under the profit sharing plan in effect for approximately 15,300 employees of the Company in the United States. The basic change is to replace the quarterly consolidated net income measurement described above with economic profit. Economic profit is defined as quarterly net operating income minus a capital charge and emphasizes the effective use of working capital. Economic profit is generally accepted as a measurement that relates more directly to the creation of stockholder value. As the economic profit measurement will be more sensitive to performance of the Company, it is expected that compensation paid under the new measurement will tend to rise and fall relatively more sharply than payments under prior measurement criteria. Although already in effect with regard to approximately 15,300 employees of the Company, requirements of the Internal Revenue Code of 1986, as amended, dictate that these same changes to the Executive Profit Sharing Plan must be first approved by the Company's stockholders. This matter is being presented to stockholders for their approval at the 1999 Annual Meeting (see Item 3 on page 22).

     For the executive officers listed in the Summary Compensation Table, a portion of profit sharing is paid in cash and a portion is paid in stock which is held by the Company for three years or until age 65, whichever occurs first. The ratio between that portion of profit sharing paid in cash and the portion paid in stock to the named executive officers for 1998 is subjective and varies from year to year and among executive officers. However, the more senior executive officers generally have been paid a larger portion of profit sharing in stock than less senior executive officers. More details about the Company's Profit Sharing Plan are provided on page 14 of this proxy statement.

PERFORMANCE UNIT PLAN

     The Performance Unit Plan is variable compensation based on the Company's long-term performance. The Committee establishes the number of performance units allocated to the CEO and executive officers to achieve the appropriate ratio between long-term, performance-based compensation and other forms of compensation. The amount payable with respect to each performance unit granted is determined by and is contingent upon attainment of the performance criteria described below over the applicable three-year performance period (each year weighted equally).

     The current performance criteria have been selected to focus management attention on two key factors that create shareholder value: Real Growth and Economic Profit.

     PERFORMANCE CRITERIA:
     (1) "Real Growth" is the percentage amount by which the Company's worldwide unit sales growth as reported in the Company's Annual Report exceeds the weighted average of the Industrial Production Index (IPI) of the top seven industrial nations in which the Company does business (the "Big 7 IPI"); and

     (2) "Economic Profit" is the Company's net operating income (operating income adjusted for income taxes) less the cost of capital utilized (average operating capital multiplied by the cost of capital).

     PERFORMANCE UNIT PLAN PAYMENTS:
     The amount payable with respect to each performance unit granted in 1998 is linked to the performance criteria of Real Growth and Economic Profit. The payout can vary from $0 to $200 per unit. The payout can be reached by either performance criteria alone, or by both in combination. The payout for the 1998 Award is payable on May 1, 2001, in the form (at the discretion of the Committee) of cash, stock, or a combination of cash and stock. The payout may be deferred by the participant for three additional years and earn interest at a specified rate. No amount will be payable under the Amended Performance Unit Plan if the Company's Real Growth is less than the Big 7 IPI and if Economic Profit is less than 75 percent of the Economic Profit of the previous three years.

STOCK OPTIONS

     The Company's Stock Option plan is also variable compensation. It is based on the market appreciation of the Company's common stock and is designed to increase ownership of the Company's stock. The Company makes stock option grants annually at 100 percent of the market price on the date of grant. The options may be exercised after one year and have a ten-year life. The number of shares under options to be granted to the CEO and executive officers is determined by the Committee as part of the overall compensation. The awards are designed to keep total compensation competitive with awards made by companies in the survey group, and as such require subjective judgment as to the value of the award. The number of option shares currently held by each executive is not considered in determining awards. Stock options encourage executives to become owners of the Company, which further aligns their interests with the stockholders. Options have no value unless the price of the Company's stock increases. Indeed, the options granted during 1998 to the executive officers named in the Summary Compensation Table on page 14 have been adversely affected by the market value of the Company's common stock. The stock closed on December 31, 1998, at $71.125 per share. As shown in the Option Grants table on page 17, the options granted during 1998 to these executive officers ranged from $93.35 per share for the annual grant to $87.35 for grants of Progressive Stock Options (as explained in footnote 1 on page 17).

CHIEF EXECUTIVE OFFICER COMPENSATION

     The compensation of Livio D. DeSimone, Chairman of the Board and Chief Executive Officer, is determined by the same process and consists of the same short-term and long-term components as for the other executive officers listed in the Summary Compensation Table, namely base salary, profit sharing, performance unit plan, and stock options. A higher portion of Mr. DeSimone's total compensation is variable and at risk by being tied to quantifiable measures of the Company's performance. These measures are quarterly net income, Real Growth and Economic Profit, as those terms are defined above, and appreciation in the value of 3M stock.

     In addition, the compensation paid to Mr. DeSimone is also based on performance against non-financial measures. These non-financial measures include upholding the Company's Statement of Corporate Values (which include customer satisfaction through superior quality and value, attractive investor return, ethical business conduct, respecting the environment, and fostering employee pride in the Company), management succession planning, and the general overall perception of the Company by financial and business leaders.

     No changes have been made to the fixed base salary portion of Mr. DeSimone's compensation since January 1997. In November 1997, the Committee afforded Mr. DeSimone the opportunity to receive an increase in total compensation based on short-term performance of the Company by increasing the units of cash profit sharing participation, effective January 1, 1998. Thus, although per unit payments were less in 1998 than in 1997, the aggregate amount of the profit sharing cash set forth in the Summary Compensation Table for 1998 did increase over the amount earned in 1997. All other forms of variable, performance-based compensation granted to Mr. DeSimone paid less in 1998 than in 1997, based on the Company's performance.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code limits the Company's ability to deduct, for federal income tax purposes, certain compensation in excess of $1 million per year paid to persons named in the Summary Compensation Table. The Committee intends to ensure that all compensation paid to the executive officers named in the Summary Compensation Table continues to meet the deductibility requirements of Section 162(m) to the extent that such requirements do not compromise the Company's ability to design effective compensation plans that meet the Company's executive compensation objectives described above.

CONCLUSION

     The Committee is satisfied that the short-term and long-term compensation paid to the executive officers of the Company create alignment with the Company's strategic objectives and ensure that payouts are driven by Company performance and employee contribution to the Company.

     The Compensation Committee

     Edward A. Brennan, Chair

     Allen E. Murray
     Rozanne L. Ridgway
     Frank Shrontz

EXECUTIVE COMPENSATION

     The following table shows compensation for services rendered in all capacities to the Company and its subsidiaries during 1998, 1997, and 1996 by the Chief Executive Officer and the next five highest-paid executive officers.

                           SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                     LONG-TERM COMPENSATION (1)
                                                                             -----------------------------------------
                                              ANNUAL COMPENSATION                        AWARDS              PAYOUTS
                                    ---------------------------------------  ----------------------------  -----------
                                                                                                           PERFORMANCE
                                                    PROFIT                     PROFIT SHARING    OPTIONS    UNIT PLAN
                                                   SHARING     OTHER ANNUAL  STOCK (RESTRICTED   GRANTED      (LTIP)     ALL OTHER
                                       SALARY    CASH (BONUS)  COMPENSATION    STOCK AWARDS)    NUMBER OF    PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR     ($)(1)       ($)(2)        ($)(4)         ($)(2)(3)      SHARES(5)    ($)(6)        ($)(7)
------------------------------------------------------------------------------------------------------------------------------------
Livio D. DeSimone,            1998   $1,047,600    $669,341       $60,533        $547,268        212,890     $752,400      $155,518
                              ------------------------------------------------------------------------------------------------------
 Chairman of the Board and    1997    1,047,600     551,270        95,298         574,799        160,897      777,700       162,429
                              ------------------------------------------------------------------------------------------------------
 Chief Executive Officer      1996      971,100     502,594        59,224         524,047        131,384      694,540       137,068
------------------------------------------------------------------------------------------------------------------------------------
Ronald A. Mitsch,*            1998      575,250     295,555        63,089         162,394         71,693      459,800        85,239
                              ------------------------------------------------------------------------------------------------------
 Vice Chairman of the Board   1997      619,200     362,551        59,692         199,283         72,502      373,700        91,189
                              ------------------------------------------------------------------------------------------------------
 and Executive Vice President 1996      552,000     330,539        52,671         181,687         60,414      333,740        79,418
------------------------------------------------------------------------------------------------------------------------------------
Ronald O. Baukol,             1998      521,700     299,466            --          91,440         47,916      309,320        36,105
                              ------------------------------------------------------------------------------------------------------
 Executive Vice President     1997      468,900     314,531        50,548          96,040         37,662       95,950        41,718
                              ------------------------------------------------------------------------------------------------------
                              1996      419,400     227,656            --          77,710         39,377       85,690        41,970
------------------------------------------------------------------------------------------------------------------------------------
Giulio Agostini,              1998      518,400     288,608            --         141,046         32,889      200,640        54,054
                              ------------------------------------------------------------------------------------------------------
 Senior Vice President        1997      398,400     303,126        67,221         148,142         15,000      242,400        54,056
                              ------------------------------------------------------------------------------------------------------
                              1996      396,200     276,361            --          96,316         21,888      216,480        37,236
------------------------------------------------------------------------------------------------------------------------------------
W. George Meredith,           1998      480,000     298,780            --          68,580         39,001      309,320        51,976
                              ------------------------------------------------------------------------------------------------------
 Executive Vice President     1997      438,600     313,811            --          72,030         31,829      373,700        36,193
                              ------------------------------------------------------------------------------------------------------
                              1996      403,150     224,373            --          38,308         30,051       85,690        36,196
------------------------------------------------------------------------------------------------------------------------------------
Charles E. Kiester,           1998      426,900     223,171            --          57,150         40,970      200,640        45,217
                              ------------------------------------------------------------------------------------------------------
 Senior Vice President        1997      358,865     234,398            --          60,025         28,779      161,600        45,605
                              ------------------------------------------------------------------------------------------------------
                              1996      326,347     213,701            --          54,725         29,991      144,320        35,357
------------------------------------------------------------------------------------------------------------------------------------

*(Retired effective November 1, 1998)

(1) The amounts shown in the Summary Compensation Table do not include amounts expensed for financial reporting purposes under the Company's pension plan. This plan is a defined benefit plan. The amounts shown in the table do, however, include those amounts voluntarily deferred by the named individuals under the Company's Deferred Compensation Plan. The Deferred Compensation Plan allows management personnel to defer portions of current base salary, profit sharing, and performance unit compensation earned during the year.

(2) The amounts shown under the headings "Profit Sharing Cash (Bonus)" and "Profit Sharing Stock (Restricted Stock Awards)" are payments received under the Profit Sharing Plan. The terms "(Bonus)" and "(Restricted Stock Awards)" are included to satisfy the requirements of the Securities and Exchange Commission ("SEC"). These payments are based upon the Company's performance and are variable in accordance with a predetermined formula. The Compensation Committee does not view these payments as bonus payments or restricted stock awards as these terms are most often used. The Committee views bonus plans as plans which provide for annual (as opposed to quarterly) payments from a pool rather than based on a strict formula related to earnings per share. Restricted stock awards are generally outright grants of stock as opposed to payment in the form of stock held in the custody of the company (restricted period) in lieu of cash under a formula-based profit sharing plan.

     Generally, profit sharing is paid in cash; however, senior executive management, as determined by the Compensation Committee, receive a portion of their profit sharing in shares of the Company's common stock (see footnote 3 on page 15).

     The Company's Profit Sharing Plan provides for quarterly payments based upon net income after deducting an allowance for a predetermined ten percent annual rate of return on stockholder equity and is determined by multiplying the number of profit sharing units awarded to an individual by this quarterly net income, after deduction, divided by the number of the outstanding shares of the Company's common stock.

     Because of the required minimum return on stockholder equity, profit sharing tends to rise and fall relatively more sharply than changes in net income.

     The number of profit sharing units awarded to the individuals named is determined by the Compensation Committee and is intended to reflect the level of responsibility of the respective individual. Profit-sharing payments are subject to limitations when individual amounts exceed specified relationships to base salary. Approximately 15,300 employees currently participate in profit sharing, including the six individuals in the Summary Compensation Table.

(3) The amount shown under the heading "Profit Sharing Stock (Restricted Stock Awards)" represents the portion of profit sharing issued as common stock to the named individuals, valued at 100 percent of the fair market value of the Company's common stock at the end of the quarterly profit sharing performance period. The number of shares is determined by the Company's quarterly net income performance. However, payment is deferred and conditional upon continued employment by the Company. Therefore, pursuant to SEC rules, it is included under the headings of "Long-Term Compensation."

     The shares are held in the custody of the Company for a period of three years or until age 65, whichever occurs first. Any termination of employment, prior to that time, without the consent of the Compensation Committee or the Board of Directors, other than upon death or permanent disability, will result in forfeiture of the Profit Sharing Stock. The recipient is entitled to receive dividends and vote these shares in the same manner as any other holder of the Company's common stock during the period of custody by the Company. In 1998, the Company distributed a portion of these shares to Messrs. DeSimone, Mitsch, Agostini, Meredith, Baukol, and Kiester.

     From the time of issuance throughout the Restricted Period, Profit Sharing Stock rises or falls in value in direct relationship to the Company's common stock market performance. Consequently, Profit Sharing Stock reflects both short-term and long-term performance elements.

     The named individuals have accumulated as of December 31, 1998, in one case over ten years, the following shares of the Company's common stock under the Company's Profit Sharing Plan. The Profit Sharing Stock is valued in this table at the fair market value of such stock on December 31, 1998, and also on the respective dates when the shares were issued into the custody of the
Company:

--------------------------------------------------------------------------------
                                                         VALUE          VALUE
NAME                                       SHARES     AT 12/31/98    WHEN ISSUED
----                                      --------   -------------   -----------
L.D. DeSimone .........................    59,931     $4,262,592     $3,514,449
R.A. Mitsch ...........................    10,713        761,962        760,103
R.O. Baukol ...........................     3,526        250,787        279,335
G. Agostini ...........................     6,907        491,260        501,459
W.G. Meredith .........................     2,315        164,654        186,336
C.E. Kiester ..........................     2,646        188,197        200,197
--------------------------------------------------------------------------------

(4) "Other Annual Compensation" includes the following, to the extent that the aggregate thereof exceeds $50,000: personal benefits received by the named individuals, amounts reimbursed to the individuals during the year for payment of taxes, and that portion of interest above market rates (as determined by the SEC) paid on that compensation voluntarily deferred by the individuals. The personal benefits included in these numbers represent the amount of personal financial planning services, an amount paid on behalf of the individual for the term portion of insurance under the Company's Senior Executive Split Dollar Plan, and air travel on corporate aircraft imputed to the individual as income for tax purposes. In the case of Mr. DeSimone, nearly all of the "Other Annual Compensation" received in 1998, 1997, and 1996 was a result of income imputed to him for travel.

(5) The number of stock options shown in this column includes both annual grants of incentive and nonqualified stock options and Progressive Stock Options, which are described more fully in footnote 1 on page 17. The number and price of all outstanding options were adjusted at the spin-off of Imation Corp. in order to preserve the intrinsic value of the options. The number of stock options shown in this column for 1998 reflects this adjustment.

(6) "Performance Unit Plan (LTIP) Payouts" reflects the value of the total grant for each individual under the Company's Performance Unit Plan after the three-year performance period (e.g., the payout earned in 1998 covers the performance period from 1996-1998). Under the 1998 award, the payout will be paid to these individuals in 2001, unless the participant elects to defer the payout for three additional years. The numbers shown represent estimates based upon information available as of February 26, 1999. More specific information about the Performance Unit Plan is set forth on pages 11 and 19.

(7) "All Other Compensation" includes: (a) that amount of Performance Unit Plan earnings allocated during the year to the base amounts determined after the three-year performance periods of each respective grant, to the extent that such earnings are in excess of market interest rates (as determined by the SEC); (b) that amount deemed to be compensation to the individuals under the Company's Senior Executive Split Dollar Plan in accordance with rules developed by the SEC; and (c) all amounts contributed to the account of each named executive under the Company's 401(k) plan. The Senior Executive Split Dollar Plan provides insurance to all of the Company's executive officers under split dollar life insurance, which is partly term insurance and partly whole life insurance with a cash value. Under this Plan, the Company is reimbursed for the premium costs of the non-term portion of coverage and a possible return when the arrangement terminates either by insurance proceeds incident to the death of the individual or by cash value after 15 years of participation in the Plan. During 1998, amounts deemed compensation under the Plan to the named executive officers in the Summary Compensation Table were $6,682 for Mr. DeSimone; $11,276 for Dr. Mitsch; $13,616 for Mr. Baukol; $8,374 for Mr. Agostini; $12,905 for Mr. Meredith; and $14,873 for Mr. Kiester. These amounts were determined by treating the non-term portion of the coverage as an interest-free loan.

STOCK OPTIONS TABLE

     The following table shows specified information with respect to option grants during 1998 for each person named in the Summary Compensation Table.

                        OPTION GRANTS IN LAST FISCAL YEAR

--------------------------------------------------------------------------------------------------------------------
                                   INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------------
                                              % OF TOTAL                                            GRANT DATE
                                             OPTIONS/SARs                                              VALUE
                             OPTIONS/           GRANTED          EXERCISE OR                   ---------------------
                               SARs         TO EMPLOYEES IN      BASE PRICE      EXPIRATION         GRANT DATE
          NAME           GRANTED (#) (1)      FISCAL YEAR      ($/Sh) (1) (2)       DATE       PRESENT VALUE ($) (4)
          ----           ---------------    ---------------    --------------    ----------    ---------------------
L.D. DeSimone                 90,000            1.533%            $ 93.35         5-12-2008        $  1,836,900
                              34,089            0.580%              87.35         5-09-2003             463,270
                              58,126            0.990%              87.35         5-06-2005             789,932
                              30,675            0.522%              87.35         5-12-2006             416,873

R.A. Mitsch                   50,000            0.851%              93.35         5-12-2008           1,020,500
                               1,267            0.022%              87.35         5-07-1999              17,219
                               5,296            0.090%              87.35         5-11-2001              71,973
                              15,130            0.258%              87.35         5-09-2003             205,617

R.O. Baukol                   22,600            0.385%              93.35         5-12-2008             461,266
                                 149            0.003%              87.35         5-07-1999               2,025
                               4,562            0.078%              87.35         5-05-2000              61,998
                               5,314            0.090%              87.35         5-11-2001              72,217
                               1,213            0.021%              87.35         5-10-2002              16,485
                              14,078            0.240%              87.35         5-06-2005             191,320

G. Agostini                   22,600            0.385%              93.35         5-12-2008             461,266
                               2,978            0.051%              93.35         5-10-2002              60,781
                               7,311            0.124%              93.35         5-07-2004             149,218

W.G. Meredith                 22,600            0.385%              93.35         5-12-2008             461,266
                                 458            0.008%              87.35         5-05-2000               6,224
                               4,107            0.070%              87.35         5-11-2001              55,814
                               6,608            0.113%              87.35         5-09-2003              89,803
                               5,228            0.089%              87.35         5-06-2005              71,049

C.E. Kiester                  15,000            0.255%              93.35         5-12-2008             306,150
                               1,239            0.021%              87.35         5-07-1999              16,838
                                 891            0.015%              87.35         5-05-2000              12,109
                                 391            0.007%              87.35         5-10-2002               5,314
                               2,420            0.041%              87.35         5-09-2003              32,888
                               8,902            0.152%              87.35         5-06-2005             120,978
                              12,127            0.207%              87.35         5-12-2006             164,806
--------------------------------------------------------------------------------------------------------------------
All Optionees
 (10,594 Participants)     5,872,537          100.000%              92.78         5-12-2008(3)     $115,300,097
--------------------------------------------------------------------------------------------------------------------

(1) The Company has not granted any stock appreciation rights ("SARs"), except in limited circumstances to employees of certain subsidiaries who are not subject to the tax laws of the United States where SARs have less onerous tax consequences than stock options. The options shown for each individual include both annual grants of Incentive Stock Options and nonqualified stock options and grants of Progressive Stock Options ("PSO"). Nonqualified options are subject to a reload feature when exercised with the payment of the option price in the form of previously owned shares of the Company's common stock. Such an exercise results in further grants of PSOs. The first grant shown for each individual is the annual grant. The remaining lines are PSOs. The PSO grants for each individual were made on a single date, but are, pursuant to SEC rules, shown in multiple lines because of different expiration dates.

     PSO grants were made to participants who exercised nonqualified stock options and who paid the purchase price using shares of previously owned Company common stock. The PSO grant is for the number of shares equal to the shares utilized in payment of the purchase price and tax withholding, if any. The option price for the PSO is equal to 100 percent of the market value of the Company's common stock on the date of the exercise of the primary option or, alternatively, on the date of the PSO grant to the six named individuals in the table, all of whom are subject to the requirements of Section 162(m) of the Internal Revenue Code. The option period is equal to the remaining period of the options exercised.

     The participant must have owned Company common stock used for payment for at least six months, and only one exercise of nonqualified options per participant per calendar year will be eligible for PSO grants by the Committee.

     The presence of PSOs encourages early exercise of nonqualified stock options, without foregoing the opportunity for further appreciation, and promotes retention of the Company stock acquired.

     In any event, a participant receiving an annual grant of nonqualified stock options can never acquire more shares of Company common stock through successive exercises of the initial and subsequent PSO grants than the number of shares covered by the initial annual grant from the Committee.

(2) All options granted during the period were granted at the market value on the date of grant if initial grants, or at the fair market values discussed in footnote 1 above in the case of Progressive Stock Options, as calculated from the average of the high and low prices reported on the New York Stock Exchange Composite Index. The option price shown for the "All Optionees" line is $92.78 and represents the weighted average exercise price of the options granted in 1998.

(3) The expiration date for the "All Optionees" line is shown as May 12, 2008, since that is the applicable date for the vast majority of options granted during 1998.

(4) Pursuant to the rules of the SEC, the Company has elected to provide a grant date present value for these option grants determined by a modified Black-Scholes pricing model. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. Among key assumptions utilized in this pricing model were: (i) that the time of exercise of stock options would be 69 months (26 months for PSOs) into the term of the option, which could be for terms as long as ten years, in recognition of the historical exercise patterns at the Company for these types of options; (ii) expected volatility of 17.6 percent (24 percent for PSOs); (iii) risk-free rate of return of 5.7 percent (5.1 percent for PSOs); and (iv) dividend growth rate of
5.8 percent. No adjustments for non-transferability or risk of forfeiture have been made. The Company expresses no opinion that the present value will, in fact, be realized and expressly disclaims any representation to that effect.

OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table shows specified information with respect to option exercises during 1998 and the value of unexercised options at the end of 1998 for each person named in the Summary Compensation Table.

-------------------------------------------------------------------------------------------------------------------------
                      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION/SAR VALUE
-------------------------------------------------------------------------------------------------------------------------
                                                                    NUMBER OF                   VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS/SARS
                        SHARES                                    AT FY-END (#)                   AT FY-END ($)(1)
                       ACQUIRED             VALUE         -----------------------------     -----------------------------
      NAME         ON EXERCISE (#)     REALIZED ($)(1)    EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
      ----         ---------------     ---------------    -----------     -------------     -----------     -------------
L.D. DeSimone          160,056           $4,629,777         363,835           90,000          $504,341           $0
R.A. Mitsch             35,201            1,123,036         233,411                0           911,256            0
R.O. Baukol             38,667            1,168,755          99,389           22,600           266,714            0
G. Agostini             22,305            1,126,413          86,037           22,600           737,159            0
W.G. Meredith           25,102              768,864         100,517           22,600           569,872            0
C.E. Kiester            30,793              741,263          76,251           15,000           282,230            0
-------------------------------------------------------------------------------------------------------------------------

(1) The "Value Realized" or the unrealized "Value of Unexercised In-the-Money Options at FY-End" represents the aggregate difference between the market value on the date of exercise or at December 31, 1998, in the case of the unrealized values, and the applicable exercise prices. These differences accumulate over what may be, in many cases, several years. These stock options all have option periods of ten years when first granted, and Progressive Stock Options have option periods equal to the remaining option period of the initial nonqualified options resulting in Progressive Stock Options.

LONG-TERM INCENTIVE PLAN AWARDS TABLE

     The following table shows specified information with respect to awards during 1998 under the Company's Performance Unit Plan for each person in the Summary Compensation Table.

-----------------------------------------------------------------------------------------------------
                                  LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR
                  -----------------------------------------------------------------------------------
                                                           ESTIMATED FUTURE PAYOUTS
                     NUMBER OF        PERFORMANCE OR     UNDER NON-STOCK PRICE BASED
                   SHARES, UNITS       OTHER PERIOD               PLANS (3)
                      OR OTHER       UNTIL MATURATION    ---------------------------
      NAME         RIGHTS (#)(1)      OR PAYOUT (2)      THRESHOLD ($)     TARGET ($)     MAXIMUM ($)
      ----         -------------     ----------------    -------------     ----------     -----------
L.D. DeSimone         9,000              3 years               $0           $900,000      $1,800,000
R.A. Mitsch           5,500              3 years                0            550,000       1,100,000
R.O. Baukol           3,700              3 years                0            370,000         740,000
G. Agostini           2,400              3 years                0            240,000         480,000
W.G. Meredith         3,700              3 years                0            370,000         740,000
C.E. Kiester          2,400              3 years                0            240,000         480,000
-----------------------------------------------------------------------------------------------------

(1) The Company's Performance Unit Plan provides long-term compensation to 94 key management personnel based upon the Company's attainment of long-term performance and growth criteria.

     The Compensation Committee, of which none of the members are current employees of the Company, administers the Plan. The Committee has sole discretion in the selection of participants, performance criteria, size of awards, performance period, and the timing and form of payment, as well as all other conditions regarding awards.

     Awards made in 1998 under the Amended Performance Unit Plan are based on performance criteria that focus management attention on two key factors that create shareholder value: Real Growth and Economic Profit. The payout can vary from $0 to $200 per unit. The payout can be reached by either performance criteria alone, or by both in combination. The payout may be deferred by the participant for three additional years and earn interest at a specified rate. No amount will be payable under the Amended Performance Unit Plan if the Company's Real Growth is less than the Big 7 IPI and if Economic Profit is less than 75 percent of the Economic Profit of the previous three years. More detail about current performance goals is available in the Compensation Committee Report on page 11.

     Payment is contingent upon continued employment to the payment date or earlier retirement under the Company's pension plan. Participants receiving awards during 1998, including the six executive officers in the Summary Compensation Table, will receive payment in 2001, provided that such individuals continue employment with the Company until such payment date (except in the event of death, retirement, or disability). Payment under the Plan may be made in cash, shares of the Company's common stock, or any combination of cash and stock, at the discretion of the Compensation Committee. In the past, payment has been made only in cash.

(2) The value of awards granted for 1998 will be determined by the Company's attainment of Real Growth and Economic Profit performance criteria during a three-year performance period of 1998, 1999, and 2000. More detail about current performance goals is available in the Compensation Committee Report on page 11. At the beginning of every performance period, participants may elect to defer the payout for three years (for the 1998 award, the payout will be made the beginning of 2003). Participants will earn interest during the deferral period. The deferred amount will be subject to forfeiture if the participant discontinues employment for any reason other than death, disability, or retirement.

(3) The estimated future payouts do not include any interest factor that would be earned annually during the optional three-year deferral period following the performance period. Interest during the optional three-year deferral period would accrue annually at a rate equal to the annualized yield to maturity of a five-year Treasury note as of the last business day of the preceding year (for 1997, that rate was 6.2 percent) plus an amount based on the Company's Economic Profit for the preceding year as a percentage of the average operating capital (for 1997, that rate was 6.6 percent). The interest would be payable, together with the base award, in 2003.

PENSION PLAN TABLE

     The following table shows estimated annual benefits payable to the Company's executive officers upon retirement in specified remuneration and years of service classifications.

-------------------------------------------------------------------------------
                                        ANNUAL RETIREMENT BENEFITS
        AVERAGE                           WITH YEARS OF SERVICE
    ANNUAL EARNINGS                           INDICATED (2)
  DURING THE HIGHEST     -------------------------------------------------------
   FOUR CONSECUTIVE         30             35             40             45
 YEARS OF SERVICE (1)      YEARS          YEARS          YEARS          YEARS
-------------------------------------------------------------------------------
      $  800,000        $  356,529     $  415,950     $  461,950     $  507,950
       1,200,000           536,529        625,950        694,950        763,950
       1,600,000           716,529        835,950        927,950      1,019,950
       2,000,000           896,529      1,045,950      1,160,950      1,275,950
       2,400,000         1,076,529      1,255,950      1,393,950      1,531,950
-------------------------------------------------------------------------------

(1) Earnings include base salary, profit sharing cash, and the value of Profit Sharing Stock (at the time of award) actually earned by the participant and does not include any other forms of remuneration. The benefits are computed on the basis of straight-life annuity amounts and are not subject to any deduction for Social Security or other offset amounts.

(2) To provide for the retirement security of its employees, the Company has defined benefit pension plans for U.S. employees. These plans are fully paid by the Company, and employees become vested after five years of service. Under the plans, a participant may retire with an unreduced pension at age 60 (61 or 62 for employees born after 1942) and if the participant's age and years of service total at least 90 (91 or 92 for employees born after 1942) he or she would receive a Social Security bridge to age 62. The six individuals listed in the Summary Compensation Table are presently entitled to the respective years of service credit set opposite their names:

--------------------------------------------------------------------------------
           L.D. DeSimone ....................................   42
           R.A. Mitsch (retired November 1, 1998) ...........   38
           R.O. Baukol ......................................   32
           G. Agostini ......................................   33
           W.G. Meredith ....................................   31
           C.E. Kiester .....................................   37
--------------------------------------------------------------------------------

3M STOCK PERFORMANCE GRAPH

     The following compares the Company's cumulative and annualized total shareholder return, overall stock market performance with reinvested dividends*, during the five fiscal years preceding December 31, 1998, against the Standard & Poor's 500 Stock Index and the Dow Jones Industrial Average, both of which are well-known and published industry indices. The Company is included in both the S&P 500 Stock Index and the Dow Jones Industrial group of 30 companies. The Company, as a highly diversified manufacturer and seller of a broad line of products, is not easily categorized with other, more specific, industry indices.

     The annual changes for the five-year period shown in the graph are based on the assumption that $100 had been invested in the Company's stock and each index on December 31, 1993 (as required by SEC rules), and that all quarterly dividends were reinvested at the average of the closing stock prices at the beginning and end of the quarter. The total cumulative dollar returns shown on the graph represents the value that such investments would have had on December 31, 1998.

     *The Company's interest in Imation Corp. was distributed to stockholders as a special stock dividend payable in shares of Imation Corp. stock on July 15, 1996. The following graph accounts for this distribution as though it was paid in cash and reinvested in common shares of the Company.

      COMPARISON OF FIVE-YEAR CUMULATIVE AND ANNUALIZED TOTAL RETURN AMONG
               3M, S&P 500 INDEX AND DOW JONES INDUSTRIAL AVERAGE

                              3M STOCK PERFORMANCE
                          (WITH DIVIDEND REINVESTMENT)

                              [PLOT POINTS CHART]

Cumulative Return (per graph)
-----------------------------
                      1993         1994         1995         1996         1997          1998
                      ----         ----         ----         ----         ----          ----
3M                   100.0        101.5        130.3        175.3        177.5        158.2
DJIA                 100.0        105.1        143.7        185.2        231.3        273.2
S&P 500              100.0        101.4        139.3        171.2        228.3        293.4

Annualized Return
-----------------

3M                   11.5%         1.5%        28.3%        34.5%         1.2%       -10.9%
DJIA                 16.9%         5.1%        36.7%        28.9%        24.9%        18.1%
S&P 500              10.0%         1.4%        37.4%        22.9%        33.3%        28.5%

TRANSACTIONS WITH MANAGEMENT

     During 1998, ten executive officers had loans outstanding with the Eastern Heights Bank, a subsidiary of the Company. These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons of comparable circumstances and did not involve more than normal risk of collectibility or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The rules of the Securities and Exchange Commission require disclosure of late Section 16 filings by 3M directors and executive officers. Company staff responsible for Section 16 reporting was one week late in filing Form 4 for transactions by Messrs. Baukol, Kiester, Meredith, and Mitsch in which previously owned stock was used as the method of paying for the exercise of options under the Management Stock Ownership Program.

ITEM 2. RATIFICATION OF INDEPENDENT AUDITORS

     The Audit Committee recommended and the Board of Directors appointed the firm of PricewaterhouseCoopers LLP, independent auditors, to audit the consolidated financial statements of the Company and its subsidiaries for the year 1999. In accordance with the Bylaws of the Company, this appointment is being presented to the stockholders for ratification. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Board of Directors will reconsider the selection.

     PricewaterhouseCoopers LLP (and its predecessor firm Coopers & Lybrand L.L.P.) has audited the Company's consolidated financial statements since 1975. The firm has offices and affiliates in most localities throughout the world where the Company has operations. Audit services provided by the firm in 1998 included: audit of consolidated financial statements of the Company and its subsidiaries; limited reviews of interim reports; reviews of filings with the Securities and Exchange Commission; consultations on matters related to accounting and financial reporting; audits of statutory financial statements for certain foreign subsidiaries; and audits of the financial statements of the Company's benefit plans.

     PricewaterhouseCoopers LLP also provided a number of nonaudit services during 1998, all of which were approved or reviewed by the Audit Committee.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the stockholders meeting and available to respond to appropriate questions and will be given an opportunity to make a statement, if the representative chooses to do so.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT AUDITORS, TO AUDIT THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY FOR 1999. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR" RATIFICATION UNLESS A CONTRARY VOTE IS SPECIFIED.

ITEM 3. PROPOSED EXECUTIVE PROFIT SHARING PLAN

     The Executive Profit Sharing Plan has been the Company's basic performance-based compensation plan since 1956. The Plan was last submitted to stockholders at the Company's 1994 Annual Meeting and was approved by the stockholders. The Compensation Committee proposes to change the performance criteria from consolidated net income to economic profit. Economic profit is defined as quarterly net operating income minus a capital charge and emphasizes the effective use of working capital. The economic profit measurement is deemed by the Committee to be related more directly to the creation of stockholder value and will be more sensitive to performance of the Company. Thus, it is expected that compensation paid under the new measurement will tend to rise and fall relatively more sharply than payments under prior measurement criteria. Although these changes to the performance criteria are already in effect under the profit sharing plan for approximately 15,300 employees of the company in the United States, the Executive Profit Sharing Plan is being submitted for stockholder approval in order to maximize deductibility of compensation paid under the Plan, pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.

     Current payments under the existing profit sharing plan to the six most highly compensated employees of the Company are set forth in the Summary Compensation Table on page 14, under the columns captioned "Profit Sharing Cash (Bonus)" and "Profit Sharing Stock (Restricted Stock Awards)." More detail about the existing plan is provided in footnotes 2 and 3 on pages 14-15.

     OBJECTIVE: The objective of the proposed plan is to provide a mechanism whereby the most highly compensated employees will have a significant portion of their total compensation measured by the quarterly economic profit of the Company, and thus be motivated by the opportunity of the Company's overall growth and success.

     PARTICIPATION AND ELIGIBILITY: Such executive officers of the Company as determined by the Compensation Committee of the Board will be eligible to receive payments hereunder. It is anticipated that this would include the six executive officers named in the Summary Compensation Table, except Dr. Mitsch who retired from the Company on November 1, 1998.

     MANNER OF PAYMENT: Payment will be made on a quarterly basis in cash, common stock, or a combination of cash and stock as determined by the Compensation Committee of the Board. If payable in shares of the Company's common stock, the shares of Profit Sharing Stock will be issued and granted under the Company's 1997 Management Stock Ownership Program which was approved by the Company's stockholders in 1997, or a similar successor plan approved by stockholders.

     QUARTERLY GROSS PROFIT SHARING AMOUNT: The Compensation Committee, or a subcommittee comprised of at least two of its members, will determine the manner and method of determining the conversion of short-term performance by the Company into compensation to be paid to participants, with the understanding that such compensation shall be based upon the number of shares of profit sharing assigned to a participant, multiplied by the Quarterly Profit Sharing Earnings Per Share, as defined in the Plan set forth in Exhibit A.

     DATE OF PAYMENT: Payment of cash amounts to participants will be made within 60 days after the close of each calendar and fiscal quarter. Shares of Profit Sharing Stock may be restricted by action of the Compensation Committee and held for several years before payment.

     MAXIMUM PAYMENTS: The total paid under the Plan for the Company's five most highly compensated executive officers will never exceed one-half percent (0.5%) of the consolidated net income of the Company for any respective period, and no individual participant will ever receive more than one-third (33 1/3%) of this total Plan limit.

     TAXES: All cash compensation received by participants under the Plan will constitute ordinary income in the year in which it is received. Profit Sharing Stock placed into the Company's custody as Restricted Stock will not result in the recognition of any income or gain until released from custody and delivered to the executive management participant. Dividends paid on Profit Sharing Stock during Company custody will, however, be taxed as ordinary income in the year received.

     ADMINISTRATION: The Plan will be administered by the Compensation Committee appointed by the Board of Directors from its outside directors, none of whom is eligible for participation. The Committee is empowered to adopt rules and regulations concerning the administration and interpretation of the Plan, but the Committee will have no discretion with regard to the basic criteria for determination of the Quarterly Gross Profit Sharing Amounts discussed above and may not, in any event, alter the units or the amount payable under the Quarterly Profit Sharing Earnings Per Share formula after the commencement of a quarterly performance period.

     PLAN AMENDMENT: The Board of Directors may at any time terminate or amend the Plan, except that no amendment shall be made without prior approval of the Company's stockholders which would (i) materially alter the method for determination of the Quarterly Profit Sharing Earnings Per Share, or (ii) materially alter the maximum limits for individual participants.

     PLAN DURATION: The Plan is intended to be indefinite in duration, but may be amended or terminated at any time by the Board of Directors, subject to the above stated conditions. The Plan shall continue until so terminated.

     EFFECT OF VOTE: A favorable vote by the holders of a majority of the Company's common stock present, or represented, and voting at the Annual Meeting, at which a quorum is present is required to approve the Plan. In the event that the Plan does not receive favorable majority vote, the result will be that the short-term performance compensation presently paid to these most highly compensated employees will not be deductible for federal income tax purposes by the Company, to the extent that it, together with other nonexempt compensation exceeds the amount provided by the statute. At that point, the Compensation Committee or the Board as a whole may elect to forego the deductibility or to restructure the compensation packages of these individuals to attempt to maximize deductibility of the compensation paid to these most highly compensated employees.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE EXECUTIVE PROFIT SHARING PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR" THIS PROPOSAL UNLESS A CONTRARY VOTE IS SPECIFIED.

OTHER MATTERS

     The enclosed proxy confers upon the person or persons entitled to vote the shares represented thereby discretionary authority to vote such shares in accordance with their best judgment with respect to all matters which may properly come before the meeting in addition to the scheduled items of business. It is intended that proxies solicited by the Board of Directors, unless otherwise specified therein, will be voted in accordance with the recommendations of the Board of Directors.

     The Management knows of no other matters that may properly be presented at the Annual Meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote according to their best judgment.

     Stockholders are encouraged to vote their proxy via the Internet or by telephone as described in the enclosed voting instructions or date, sign, and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. If you attend the Annual Meeting, you may revoke your proxy at that time and vote in person if you desire; otherwise, your proxy will be voted for you.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Any proposal submitted for inclusion in the Company's proxy statement and form of proxy under Rule 14a-8 under the Securities Exchange Act of 1934 for the 2000 Annual Meeting of Stockholders must be received no later than 5 p.m. Central Time on November 26, 1999. Proposals must be in writing and sent via registered, certified, or express mail to: Roger P. Smith, Secretary, Minnesota Mining and Manufacturing Company, 3M Center, St. Paul, MN 55144. Proposals sent by any other means, including facsimile or other forms of electronic submissions, will not be accepted.

     Under the Company's Bylaws, if a shareholder wishes to nominate a director or bring other business before the shareholders at the annual meeting, (i) the shareholder's written notice must be received by the Secretary between January 12, 2000, and February 11, 2000, and (ii) the notice must contain the specific information required in the Company's Bylaws. A copy of the Bylaws may be obtained by writing to the Secretary. Please note that these requirements relate only to matters a shareholder wishes to bring before the annual meeting. They do not apply to proposals that a shareholder wishes to have included in the Company's proxy statement.

By Order of the Board of Directors.


/s/ Roger P. Smith


ROGER P. SMITH
SECRETARY

                                                                       EXHIBIT A


                    PROPOSED EXECUTIVE PROFIT SHARING PLAN

     1. DEFINITIONS.

     "Economic Profit." Economic Profit for the purpose of this Plan is defined as the difference between the Quarterly Net Operating Income and the Quarterly Capital Charge, as defined below.

     "Quarterly Net Operating Income." Net Operating Income for the purpose of this Plan is defined as the consolidated operating income of the Company and its domestic and foreign subsidiaries, reduced by a charge for taxes based on the Company's effective tax rate.

     "Quarterly Capital Charge." The Quarterly Capital Charge will be one-fourth of the Company's Cost of Capital multiplied by the amount of Operating Capital as of the close of such calendar quarter.

     "Cost of Capital." The Cost of Capital is a weighted average of the Company's cost of funding, including both equity and debt financing.

     "Operating Capital." Operating Capital for the purpose of this Plan is defined as the total assets of the Company, reduced by the amount of any other securities and the adjusted current liabilities (total current liabilities minus short-term debt), and adjusted for any deferred taxes.

     "Quarterly Profit Sharing Earnings Per Share." The quarterly Economic Profit divided by the fixed number One Hundred Million (100,000,000) will determine the Quarterly Profit Sharing Earnings Per Share.

     "Quarterly Gross Profit Sharing Amount." The number of shares of profit sharing assigned to an individual, multiplied by the Quarterly Profit Sharing Earnings Per Share, will determine that individual's Quarterly Gross Profit Sharing Amount.

     2. PARTICIPATION. Such executive officers of the Company as determined by the Compensation Committee of the Board of Directors (the "Committee") will be eligible to receive payments under the Plan.

     3. YEAR-TO-DATE CALCULATION. At the close of each quarter following the first quarter, the Quarterly Gross Profit Sharing Amount and the limits of full profit sharing participation will be accumulated for the year-to-date for the purpose of calculated individual profit sharing payments on a year-to-date basis. The Profit Sharing Payment for the current quarter will be the difference between the year-to-date amount and the sum of the Profit Sharing Payments to the individual in the prior quarters of the calendar year.

     4. DATE OF PAYMENT. Profit Sharing Payments will be made within sixty days after the close of each calendar quarter.

     5. MANNER OF PAYMENT. Profit Sharing Payments may be made in cash, common stock, or a combination of cash and stock as determined by the Committee.

     6. MAXIMUM PAYMENTS. The total paid under this Plan for the Company's five most highly compensated executive officers will never exceed one-half percent (0.5%) of the consolidated net income of the Company for any respective period, and no individual participant will ever receive more than one-third (33 1/3%) of this total Plan limit.

     7. ADMINISTRATION. The Plan will be administered by the Committee, none of whom shall be eligible to participate. The Committee is authorized to adopt rules and policies concerning the administration and interpretation of the Plan, but the Committee will have no discretion with regard to the basic criteria for the determination of Quarterly Gross Profit Sharing Amounts and may not, in any event, alter the units or the Quarterly Profit Sharing Earnings Per Share formula after the commencement of a quarterly performance period. If required for compliance with legal or tax guidelines with regard to its role in administering the Plan, the Committee may act through a subcommittee comprised of at least two of its members, none of whom shall be eligible to participate in the Plan.

     8. PLAN AMENDMENT. The Board of Directors may at any time terminate or amend the Plan, except that no amendment shall be made, without prior approval by the Company's stockholders, which would (i) alter the method for determination of the Quarterly Profit Sharing Earnings Per Share, or (ii) materially alter the maximum participation limits for individuals.

     9. PLAN DURATION. The Plan is intended to be indefinite in duration, but may be amended or terminated at any time by the Board of Directors as provided herein. The Plan shall continue until so terminated.

                                ATTENDANCE CARD

[LOGO] 3M

Annual Meeting of Stockholders
--------------------------------------------------------------------------------
MAY 11, 1999
RIVERCENTRE
175 WEST KELLOGG BLVD.
ST. PAUL, MINNESOTA

This is your ticket to the 1999 Annual Meeting. Please show it upon arrival and keep it with you during the day. Annual Meeting activities begin at 8:30 a.m. with product demonstrations and displays. The meeting starts at 10:00 a.m.
After the meeting, lunch will be served and the 3M store will open.
     The meeting will be held in the Roy Wilkins Auditorium. Hosts and hostesses will show you the way after you enter the RiverCentre.
     Since parking space is limited, you are urged to consider carpooling or public transportation.


                                ATTENDANCE CARD

[LOGO] 3M

Annual Meeting of Stockholders
--------------------------------------------------------------------------------
MAY 11, 1999
RIVERCENTRE
175 WEST KELLOGG BLVD.
ST. PAUL, MINNESOTA


This is your ticket to the 1999 Annual Meeting. Please show it upon arrival and keep it with you during the day. Annual Meeting activities begin at 8:30 a.m. with product demonstrations and displays. The meeting starts at 10:00 a.m.
After the meeting, lunch will be served and the 3M store will open.
     The meeting will be held in the Roy Wilkins Auditorium. Hosts and hostesses will show you the way after you enter the RiverCentre.
     Since parking space is limited, you are urged to consider carpooling or public transportation.


                                                  [LOGO] Recycled Paper
                                                         40% Pre-consumer paper
                                                         10% Post-consumer paper

                                MINNESOTA MINING

                            AND MANUFACTURING COMPANY


                         ANNUAL MEETING OF STOCKHOLDERS

                              TUESDAY, MAY 11, 1999
                                   10:00 A.M.

                                   RIVERCENTRE
                             175 WEST KELLOGG BLVD.
                               ST. PAUL, MINNESOTA





-------------------------------------------------------------------------------


[LOGO] 3M   MINNESOTA MINING AND MANUFACTURING COMPANY
            3M CENTER, ST. PAUL, MINNESOTA 55144                           PROXY
--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR USE AT THE ANNUAL MEETING ON TUESDAY, MAY 11, 1999.

The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy card hereby appoint(s) L.D. DeSimone, A.E. Murray, and E.A. Brennan, or any of them, each with full power of substitution, as proxies to vote all shares of common stock in Minnesota Mining and Manufacturing Company which the stockholder(s) would be entitled to vote on all matters which may properly come before the 1999 Annual Meeting of Stockholders and any adjournments thereof. THE PROXIES SHALL VOTE SUBJECT TO THE DIRECTION INDICATED ON THE REVERSE SIDE OF THIS CARD. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE PROXIES WILL VOTE AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED.

FOR PARTICIPANTS IN 3M'S VOLUNTARY INVESTMENT PLAN (VIP), EMPLOYEE STOCK OWNERSHIP PLAN (ESOP), AND SAVINGS PLAN:

In accordance with the terms of the VIP, ESOP, and Savings Plan, shares allocated to my respective accounts in these plans on the record date will be voted by the trustee, State Street Bank and Trust Company, in accordance with the instructions indicated on the reverse side of this card, and in accordance with the judgment of the trustee upon other business as may properly come before the meeting and any adjournments or postponements thereof. If no instructions are provided or if this card is not received on or before May 6, 1999, shares held in my account for the VIP and Savings Plan will be voted by the trustee as directed by the Public Issues Committee of the 3M Board of Directors. If no instructions are provided or if this card is not received on or before May 6, 1999, shares held in my accout for the ESOP will be voted by the trustee in the same proportion that the other participants in the ESOP direct the trustee to vote shares in their ESOP accounts.


            (CONTINUED, AND TO BE SIGNED AND DATED ON THE OTHER SIDE)

                                                         -----------------------
                                                          COMPANY #
                                                          CONTROL #
                                                         -----------------------

                               VOTING INSTRUCTIONS
                     THERE ARE THREE WAYS TO VOTE YOUR PROXY

                              VOTE BY THE INTERNET
                           http://www.eproxy.com/mmm/

     Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site. You will be prompted to enter your 3-digit company number and a 7-digit control number (these numbers are located above) to create an electronic ballot.

                                VOTE BY TELEPHONE
                                 1-800-240-6326

     Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your 3-digit company number and a 7-digit control number (these numbers are located above). Follow the recorded instructions.

                                  VOTE BY MAIL

     Mark, sign and date your proxy card and return it in the postage paid envelope provided so that it is received by May 6, 1999.

     YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD. THE DEADLINE FOR INTERNET OR TELEPHONE VOTING IS NOON (CENTRAL DAYLIGHT
TIME) ON MAY 10, 1999.

     PARTICIPANTS IN 3M'S VOLUNTARY INVESTMENT PLAN, EMPLOYEE STOCK OWNERSHIP PLAN, AND SAVINGS PLAN MAY INSTRUCT THE TRUSTEE HOW TO VOTE THEIR SHARES VIA THE INTERNET, BY TELEPHONE, OR BY SIGNING AND RETURNING THE PROXY CARD.

     Thank you for voting.

      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

                               PLEASE DETACH HERE



         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, AND 3.

ITEM 1. Election of directors:
        * Nominees to 2002 Class: (01) Rozanne L. Ridgway    [ ] Vote FOR       [ ] Vote WITHHELD
                                  (02) Frank Shrontz             all nominees       from all nominees
                                  (03) Louis W. Sullivan
        * Nominee to 2000 Class:  (04) Allen E. Murray

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY   ________________________________________________
INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE         |                                                |
NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)         |________________________________________________|

ITEM 2. Ratification of Independent Auditors              [ ] For       [ ] Against      [ ] Abstain

ITEM 3. Amendments to the Executive Profit Sharing Plan   [ ] For       [ ] Against      [ ] Abstain

ITEM 4. In their discretion, to vote upon other matters properly coming before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS
GIVEN, IT WILL BE VOTED "FOR" ITEMS 1, 2, AND 3.

Address Change? Mark Box [_]  Indicate changes below:      Dated: _________________________, 1999.

                                                       ________________________________________________
                                                      |                                                |
                                                      |________________________________________________|

                                                      Signature(s) in Box
                                                      Please sign exactly as your name(s) appear on Proxy.
                                                      If held in joint tenancy, all persons must sign.
                                                      Trustees, administrators, etc., should include title
                                                      and authority. Corporations should provide full name
                                                      of corporation and title of authorized officer
                                                      signing the proxy.

[LOGO] 3M   MINNESOTA MINING AND MANUFACTURING COMPANY
            3M CENTER, ST. PAUL, MINNESOTA 55144                           PROXY
--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR USE AT THE ANNUAL MEETING ON TUESDAY, MAY 11, 1999.


The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy card hereby appoint(s) L.D. DeSimone, A.E. Murray, and E.A. Brennan, or any of them, each with full power of substitution, as proxies to vote all shares of common stock in Minnesota Mining and Manufacturing Company which the stockholder(s) would be entitled to vote on all matters which may properly come before the 1999 Annual Meeting of Stockholders and any adjournments thereof. THE PROXIES SHALL VOTE SUBJECT TO THE DIRECTION INDICATED ON THE REVERSE SIDE OF THIS CARD. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE PROXIES WILL VOTE AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED.



            (CONTINUED, AND TO BE SIGNED AND DATED ON THE OTHER SIDE)

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, AND 3.

ITEM 1. Election of directors:
        * Nominees to 2002 Class: (01) Rozanne L. Ridgway    [ ] Vote FOR       [ ] Vote WITHHELD
                                  (02) Frank Shrontz             all nominees       from all nominees
                                  (03) Louis W. Sullivan
        * Nominee to 2000 Class:  (04) Allen E. Murray

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY   ________________________________________________
INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE         |                                                |
NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)         |________________________________________________|

ITEM 2. Ratification of Independent Auditors              [ ] For       [ ] Against      [ ] Abstain

ITEM 3. Amendments to the Executive Profit Sharing Plan   [ ] For       [ ] Against      [ ] Abstain

ITEM 4. In their discretion, to vote upon other matters properly coming before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS
GIVEN, IT WILL BE VOTED "FOR" ITEMS 1, 2, AND 3.

                                                           Dated: _________________________, 1999.

                                                       ________________________________________________
                                                      |                                                |
                                                      |________________________________________________|

                                                      Signature(s) in Box
                                                      Please sign exactly as your name(s) appear on Proxy.
                                                      If held in joint tenancy, all persons must sign.
                                                      Trustees, administrators, etc., should include title
                                                      and authority. Corporations should provide full name
                                                      of corporation and title of authorized officer
                                                      signing the proxy.

TO PARTICIPANTS IN THE 3M VOLUNTARY INVESTMENT PLAN
AND THE 3M EMPLOYEE STOCK OWNERSHIP PLAN
--------------------------------------------------------------------------------
State Street Bank and Trust Company is Trustee of the Trusts established in connection with the 3M Employee Stock Ownership Plan (the "ESOP") and the 3M Voluntary Investment Plan (the "VIP"). As Trustee, it is the record owner of the shares of common stock of Minnesota Mining and Manufacturing Company ("3M") held in the ESOP and the VIP for the benefit of participants. Since the portion of the 3M Payroll-Based Employee Stock Ownership Plan ("PAYSOP") applicable to union-free employees was merged into the ESOP during 1990, the shares of 3M common stock held in the PAYSOP Trust have now been transferred to the ESOP Trust.

The ESOP and the VIP each permit participants, as Named Fiduciaries, to direct the respective Trustees how to vote the number of shares of 3M common stock allocated to the participants' respective accounts. Additionally, as a Named Fiduciary of the ESOP, you are entitled to direct the Trustee how to vote a proportionate number of shares which have not been allocated to participants or for which no voting directions have been received. The number of shares of 3M common stock held in your individual accounts in the ESOP and the VIP are indicated at the top of the enclosed proxy card.

We enclose (1) a Notice of Annual Meeting of 3M Stockholders to be held on May 11, 1999, and Proxy Statement, (2) instructions for giving voting directions to the Trustee via the Internet, by telephone, or by mail through use of the enclosed proxy card, and (3) a return envelope. The Trustee will vote, in accordance with your directions, the shares of 3M common stock allocated to your respective accounts if you give voting directions by (i) the Internet as described in the enclosed voting instructions, (ii) telephone as described in the enclosed voting instructions or (iii) completing the enclosed proxy card and returning it in the enclosed return envelope so that it is received no later than May 6, 1999 by Norwest Bank Minnesota, N.A., acting as tabulation agent for the Trustee.

The Trustee remains at all times the record owner of the 3M common stock held in the ESOP and VIP accounts. The ability to direct the Trustee how to vote confers no right on participants to vote directly at the Annual Meeting of Stockholders.

Internet or telephone voting instructions must be properly followed or the enclosed proxy card must be properly completed if voting directions are to be honored. If the Internet or telephone voting instructions are not followed or if the card is not received by May 6, 1999, or if the voting directions are invalid, the shares held in your ESOP accounts will be voted by State Street Bank and Trust Company in the same proportion that the other participants in the ESOP direct the Trustee to vote the shares held in their ESOP accounts, and the shares held in your VIP account shall be voted by State Street Bank and Trust Company as directed by the Public Issues Committee of the 3M Board of Directors.

Please provide voting directions to the Trustee via the Internet or by telephone in accordance with the enclosed voting instructions, or complete, date, sign, and promptly return the enclosed proxy card.

TO PARTICIPANTS IN THE 3M SAVINGS PLAN
--------------------------------------------------------------------------------
State Street Bank and Trust Company is Trustee of the Trust established in connection with the 3M Savings Plan (the "Savings Plan"). As Trustee, it is the record owner of the shares of common stock of Minnesota Mining and Manufacturing Company ("3M") held in the Savings Plan for the benefit of participants. Since the portion of the 3M Payroll-Based Employee Stock
Ownership Plan ("PAYSOP") applicable to employees eligible to participate in the Savings Plan was merged into the Savings Plan during 1993, the shares of 3M common stock held in the PAYSOP Trust have now been transferred to the Savings Plan.

The Savings Plan permits participants to direct the Trustee how to vote the number of shares of 3M common stock allocated to the participants' respective accounts. The number of shares of 3M common stock held in your individual account in the Savings Plan are indicated at the top of the enclosed proxy card.

We enclose (1) a Notice of Annual Meeting of 3M Stockholders to be held on May 11, 1999, and Proxy Statement, (2) instructions for giving voting directions to the Trustee via the Internet, by telephone, or by mail through use of the enclosed proxy card, and (3) a return envelope. The Trustee will vote, in accordance with your directions, the shares of 3M common stock allocated to your account if you give voting directions by (i) the Internet as described in the enclosed voting instructions, (ii) telephone as described in the enclosed voting instructions or (iii) completing the enclosed proxy card and returning it in the enclosed envelope so that it is received no later than May 6, 1999 by Norwest Bank Minnesota, N.A., acting as tabulation agent for the Trustee.

The Trustee remains at all times the record owner of the 3M common stock held in the Savings Plan accounts. The ability to direct the Trustee how to vote confers no right on participants to vote directly at the Annual Meeting of Stockholders.

Internet or telephone voting instructions must be properly followed or the enclosed proxy card must be properly completed if voting directions are to be honored. If the Internet or telephone voting instructions are not followed or if the card is not received by May 6, 1999, or if the voting directions are invalid, the shares held in your Savings Plan account shall be voted by State Street Bank and Trust Company, as directed by the Public Issues Committee of the 3M Board of Directors.

Please provide voting directions to the Trustee via the Internet or by telephone in accordance with the enclosed voting instructions, or complete, date, sign, and promptly return the enclosed proxy card.

                         ------------------------------
                              NOW TWO NEW AND EASY
                         WAYS TO SUBMIT YOUR VOTE/PROXY
                         ------------------------------


                          24 HOURS A DAY, 7 DAYS A WEEK
                     Fast, Convenient and Immediate Posting


                -------------------               --------------------
                TO VOTE BY INTERNET               TO VOTE BY TELEPHONE
                -------------------               --------------------

                   Go to the website:           In the U.S., call toll-free
           http://www.eproxy.com/mmm/           1-800-240-6326 using
                                                a touch-tone phone

        Follow these four easy steps:           Follow these four easy steps:

          Read the accompanying Proxy    (1)    Read the accompanying Proxy
              Statement and have your           Statement and have your
                   proxy card at hand           proxy card at hand

       Go to the website stated above    (2)    In the U.S., call the toll-free
                                                number 1-800-240-6326 using a
                                                touch-tone phone

 Enter the 3-digit company number and    (3)    Enter the 3-digit company number
the 7-digit control number located at           and the 7-digit control number
  the upper right hand corner on your           located at the upper right hand
                           proxy card           corner on your proxy card

   Follow the simple instructions and    (4)    Follow the simple recorded
  click on "Submit Vote" when you are           instructions
                             finished


--------------------------------------------------------------------------------
                    THANK YOU FOR SUBMITTING YOUR VOTE/PROXY.

    IF YOU VOTE BY TELEPHONE OR INTERNET, YOU NEED NOT RETURN THE PROXY CARD.
--------------------------------------------------------------------------------



                   MINNESOTA MINING AND MANUFACTURING COMPANY